 Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A relating to Third Avenue Focused Credit Fund.

PricewaterhouseCoopers LLP

New York, New York

June 5, 2009